# GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this "**Guaranty**") is made as of May [6], 2024, by Golden Matrix Group, Inc., a Nevada corporation, registration number NV20081267768 (the "**Guarantor**"), with and for the benefit of Unicredit Bank Serbia JSC Belgrade, corporate ID no. 17324918, a Serbian bank (the "**Beneficiary**", which term shall include the Beneficiary's successors and assigns). The Guarantor and the Beneficiary are sometimes referred to herein individually as a "**Party**" and collectively as the "**Parties.**"

## RECITALS

**WHEREAS**, the Beneficiary and Meridian Tech društvo sa ograničenom odgovornošću Beograd, St. Bulevar Mihaila Pupina 10B, sprat 4, Beograd (Novi Beograd), corporate ID no. 08724636, a Serbian limited company (the "**Borrower**"), have entered into facility agreement no. RL 0203/24, on or about the date of this Guarantee (as amended, restated, supplemented or otherwise modified from time to time, the "**Facility Agreement**") pursuant to which the Beneficiary has agreed to make a loan to the Borrower in the amount at any time not to exceed RSD 2,350,000,000 (two billion three hundred fifty million Serbian dinars) (the "**Loan**");

**WHEREAS**, it is a condition precedent to the initial utilisation of the Loan under the Facility Agreement that the Guarantor has executed and has agreed to make this Guaranty, for the benefit and security of the Beneficiary, to guarantee the payment and performance of all of the Borrower's obligations, indebtedness and liabilities to the Beneficiary under the Facility Agreement, whether now existing or hereafter created or arising; and

**WHEREAS**, the Guarantor is the parent and the sole shareholder of the limited liability company Golden Matrix Group Beograd-Novi Beograd, a company established under the laws of the Republic of Serbia, with its registered office at Milutina Milankovića 1A, Belgrade (New Belgrade), corporate ID number 21999571 ("**Golden Matrix Serbia**") and the Borrower is wholly-owned by Golden Matrix Serbia. The Guarantor and will benefit, directly or indirectly, from the Borrower entering into the Facility Agreement, the Loan, and other Transaction Documents and extensions of credit the Beneficiary will make to Borrower.

**NOW, THEREFORE**, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor makes the following covenants, agreements, representations and warranties with and for the benefit and security of the Beneficiary:

## ARTICLE I
## CONSTRUCTION AND DEFINED TERMS

Section 1.01. Recitals. The Parties acknowledge and agree that the recitals to this Guaranty are a material and substantive part of this Guaranty. The recitals are incorporated herein and made part of this Guaranty.

Section 1.02. Defined Terms. Capitalized terms used in this Guaranty that are not defined in this Guaranty but are defined in the Facility Agreement, shall have the meanings given to such terms in the Facility Agreement. As used in this Guaranty, the following terms have the following meanings:

"**Bankruptcy Event of Default**" Any of the following events or circumstances: (a) if the Borrower, the Guarantor or any other Obligor shall (i) commence a voluntary case or other proceeding seeking (A) liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy,

insolvency, or similar law now or hereafter in effect or (B) the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its assets, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, (ii) make a general assignment for the benefit of creditors, (iii) fail generally to pay its debts as they become due, or (iv) take any action to authorize any of the foregoing; or (b) if (i) an involuntary case or other proceeding shall be commenced against the Borrower, the Guarantor, or any other Obligor seeking (A) liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or (B) the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its assets, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days, or (ii) an order for relief shall be entered against the Borrower, the Guarantor, or any other Obligor under the federal bankruptcy laws as now or hereafter in effect.

"**Beneficiary**" As defined in the recitals to this Guaranty.

"**Borrower**" As defined in the recitals to this Guaranty.

"**Business Day**" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Nevada are authorized or required by law or other governmental action to close.

"**Collateral**" means any security provided under Clause 5 (*Security and Conditions Precedent*) of the Facility Agreement.

"**Default**" An event, occurrence, circumstance, act or failure to act which (a) itself constitutes an Event of Default or (b) with the giving of notice and/or the passage of time would become an Event of Default.

"**Event of Default**" As defined in Section 5.01 of this Guaranty.

"**Governing Jurisdiction**" As defined in Section 8.20 of this Guaranty.

"**Governmental Authority**" The government of the United States of America or any other nation, or of any political subdivision thereof, whether state, district, territory, county, municipal, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and including the Persons holding or exercising the powers, privileges, discretions, titles, offices or authorities of any of the foregoing.

"**Material Adverse Effect**" A material adverse effect on (a) any Collateral, (b) the Guarantor's business, operations, condition (financial or otherwise), prospects, assets, liabilities or capitalization, (c) the Guarantor's ability to pay or perform its obligations under this Guaranty or any other Transaction Document, (d) the validity or enforceability of this Guaranty or any other Transaction Document, or (e) any rights or remedies of the Beneficiary under this Guaranty or any other Transaction Document.

"**Obligation**" means any obligation, in any currency, of any Obligor owed to the Beneficiary in connection with the Facility Agreement or any Transaction Documents.

"**Obligor**" The Borrower, the Guarantor and each other Person that is obligated to pay or perform, or has provided Collateral or other security for, any of the Obligations, whether as a borrower, guarantor, customer, purchaser, lessee, licensee, applicant, counterparty, debtor or other obligor.

"**Person**" means any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, Governmental Authority or other entity of any nature whatsoever.

"**Solvent**" and "**Solvency**" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"**State**" Any of (a) a state of the United States of America, or (b) the District of Columbia.

"**Transaction Document**" Collectively, this Guaranty, the Facility Agreement, the Finance Documents and any and all documents, agreements, instruments or other items executed or delivered in connection with any of the foregoing.

"**United States**" The United States of America.

Section 1.03. Article and Section Headings. Article and Section headings and captions in this Guaranty are for convenience only and shall not affect the construction or interpretation of this Guaranty. Unless otherwise expressly stated in this Guaranty, references in this Guaranty to Sections shall be read as Sections of this Guaranty.

Section 1.04. Other Terms. Terms used in this Guaranty shall be applicable to the singular and plural, and references to gender shall include all genders. The terms "**herein,**" "**hereof,**" "**hereto,**" and "**hereunder**" and similar terms refer to this Guaranty as a whole and not to any particular Article, Section, subsection or clause in this Guaranty. Unless otherwise expressly limited herein (and except where used in the conjunction of time periods or where used in the context of "**does not include,**" "**shall not include,**" "**not included**" or "**not including**"), the terms "**include**" and "**including**" shall be read to mean "**include, without limitation,**" or "**including, without limitation,**" as the case may be.

## ARTICLE II
## GUARANTY

Section 2.01. Guaranty of Payment and Performance. The Guarantor hereby guarantees to the Beneficiary the prompt payment of the Obligations in full when due (whether as scheduled, at stated maturity, as a mandatory prepayment, on demand, by acceleration or otherwise), on demand, in the funds and currency as may be requested by the Beneficiary. The Guarantor further agrees that if any Obligations are not paid in full when due (whether as scheduled, at stated maturity, as a mandatory prepayment, on demand, by acceleration or otherwise), the Guarantor

will promptly pay the same in the relevant countervalue of the guaranteed RSD (Serbian dinar) amount, without any demand or notice whatsoever, and that in the case of any extension of time for payment or renewal of any of the Obligations, the Guarantor guarantees to the Beneficiary that the same will be promptly paid in full when due (whether as scheduled, at stated maturity, as a mandatory prepayment, on demand, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This Guaranty is irrevocable, absolute and unconditional. This Guaranty is a guaranty of payment of all of the Obligations, and not a guaranty of collection. The Guarantor further guarantees the performance of, and agrees to perform, at the time and in the manner set forth in the Transaction Documents, all of the terms, covenants and conditions therein required to be kept, observed or performed by the Borrower. The Guarantor shall pay all of its payment obligations under this Guaranty to the Beneficiary in full when due, and the Guarantor shall perform fully its performance obligations under this Guaranty, in each instance without asserting, interposing or exercising any right of setoff, recoupment, or counterclaim, or any defense, and without any abatement, diminution, deduction, or other reduction of any kind. Any modification, limitation or discharge of any of the obligations, indebtedness or liabilities of the Borrower arising out of, or by virtue of, any bankruptcy, insolvency or similar proceedings for relief of debtors initiated by or against the Borrower under any law shall not modify, limit, reduce, impair, discharge, or otherwise affect the liability of the Guarantor under this Guaranty in any manner whatsoever, and this Guaranty shall continue in full force and effect, notwithstanding any such proceeding. If any Obligation guaranteed by the Guarantor is or becomes unenforceable, invalid or illegal, the Guarantor will, as an independent and primary obligation, indemnify the Beneficiary immediately on demand against any cost, loss or liability that the Beneficiary incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by the Borrower under any Transaction Document on the date when it would have been due (whether as scheduled, at stated maturity, as a mandatory prepayment, on demand, by acceleration or otherwise). The amount payable by the Guarantor to the Beneficiary under this indemnity will not exceed the amount the Guarantor would have had to pay under this Section if the amount claimed had been recoverable on the basis of a guarantee. The Guarantor further guarantees that where any payment under this Guaranty requires the conversion of one currency into another currency, such conversion will be calculated at the rate determined by the Beneficiary in good faith, based on prevailing market prices, and the rate determined by the Beneficiary will be conclusive and binding on the Guarantor.

Section 2.02. Continuing Guaranty. This Guaranty is a continuing guaranty and shall apply to all Obligations whenever arising.

Section 2.03. Obligations Unconditional. The obligations of the Guarantor under this Guaranty are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Transaction Documents, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or Collateral or other security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Guaranty that the obligations of the Guarantor shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by applicable law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, with or without notice to the Guarantor, the time for any performance of or compliance with any Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of any of the Transaction Documents or any other agreement or instrument referred to therein shall be done or not done;

(c) the maturity of the Obligations shall be accelerated;

(d) any Obligations or Transaction Documents shall be amended, restated, modified, or supplemented in any respect, or any right under any of the Transaction Documents or any other agreement or instrument referred to herein or therein shall be waived;

(e) the Borrower or any other Obligor requests the consent of the Beneficiary for any purpose and such consent is granted or such consent is delayed, conditioned, or withheld;

(f) any Person fails or refuses to guarantee the payment or performance of the Obligations; or

(g) the full or partial release of liability of any Obligor.

Section 2.04. Maximum Guarantor Liability. Except as provided in the next following sentence, there is no limit on the amount of the Guarantor's liability under this Guaranty. In any action or proceeding involving any state law applicable to the Guarantor because of the form of the Guarantor's organization, such as corporate law, limited liability company law, partnership law or trust law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor under this Guaranty would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of the Guarantor's liability under this Guaranty, then, notwithstanding any other provision hereof to the contrary, the amount of the Guarantor's liability under this Guaranty shall, without any further action by the Guarantor, the Beneficiary or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors in such action or proceeding.

Section 2.05. Waiver of Subrogation. The Guarantor agrees that it shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security, if any, for the Obligations, so long as any amounts payable to the Beneficiary in respect of the Obligations shall remain outstanding. The Guarantor further agrees that it shall have no right of contribution nor any other recourse against the Borrower or any other Obligor so long as any amount payable to the Beneficiary in respect of the Obligations shall remain outstanding.

Section 2.06. Other Waivers.

(a) Waiver of Notice of Acceptance. The Guarantor waives (i) notice of acceptance of this Guaranty, (ii) notice of any action taken or omitted by the Beneficiary in reliance on this Guaranty, and (iii) any requirement that the Beneficiary be diligent or prompt in making demands under this Guaranty, giving notice of any default by the Borrower or asserting any other rights of the Beneficiary under this Guaranty.

(b) Waiver of Defenses. The Guarantor waives any defense based upon or arising by reason of (i) any disability or other defense of the Borrower or any other Person; (ii) any defect

in the formation of the Borrower; (iii) any lack of authority of any officer, director, member, manager, partner, agent or any other Person acting or purporting to act on behalf of the Borrower; (iv) the application by the Borrower of the proceeds of any Obligations for purposes other than the purposes represented by the Borrower to the Beneficiary or to the Guarantor or intended or understood by the Beneficiary or the Guarantor; (v) any act or omission by the Beneficiary which directly or indirectly results in or aids the discharge of the Borrower or any Obligations by operation of law or otherwise; (vi) the cessation or limitation of the Obligations from any cause whatsoever, other than the final and irrevocable payment in full, in cash, of the Obligations to the Beneficiary; (vii) diligence or lack thereof; or (viii) any modification of the Obligations, in any form whatsoever, including, without limitation, any modification made after effective termination, and including, without limitation, the renewal, extension, acceleration or other change in time for payment of the Obligations, or other change in the terms of any Obligations, including, without limitation, any increase or decrease of the interest rate applicable to any of the Obligations.

(c) Waiver of Impairment Defenses. The Guarantor understands and acknowledges that if the Beneficiary forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust or mortgage securing the Obligations, that foreclosure could impair or destroy any ability the Guarantor may have to seek payment, reimbursement, contribution or indemnification from the Borrower or others based on any right the Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by the Guarantor under this Guaranty, and the Guarantor waives any defense based on any such impairment or destruction.

(d) Waiver of Statutory Rights. The Guarantor waives the benefit of any statute of limitations or other statutory provisions affecting its liability hereunder.

(e) Waiver of Other Suretyship Defenses. The Guarantor waives each and every defense and setoff of any nature which, under principles of suretyship, guaranty or otherwise, would operate to impair or diminish in any way the obligation of the Guarantor under this Guaranty, and acknowledges that each such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from the Guarantor now or later securing this Guaranty and/or the Obligations, and acknowledges that as of the date of this Guaranty no such defense or setoff exists. The Guarantor acknowledges that the effectiveness of this Guaranty is subject to no conditions of any kind. The Guarantor acknowledges and agrees that this is a knowing and informed waiver of the Guarantor's rights as discussed above and that the Beneficiary is relying on this waiver in extending credit to the Borrower.

(f) Waivers Made Knowingly and Voluntarily. The Guarantor represents, warrants and agrees that the waivers made by the Guarantor in this Guaranty are made with the Guarantor's full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of these waivers are determined to be contrary to any applicable law or public policy, the waivers made by the Guarantor in this Guaranty shall be effective only to the extent permitted by law.

Section 2.08 Other Security Interests. Nothing herein or in any of the other Transaction Documents, shall prohibit the Guarantor from providing any other security interests in or over its assets or properties, including first priority security interests (collectively, "**Other Security Interests**"), to the extent that the Guarantor has the ability, assuming the foreclosure in full of all Other Security Interests, to repay all of the Obligations owed to the Beneficiary under this Guaranty.

Section 2.09 Taxes. Section 9.6 of the Facility Agreement is hereby incorporated, mutatis mutandis, by reference as if such section were set forth in full herein and Guarantor agrees to observe and perform each of the terms and conditions set forth in Section 9.6 of the Facility Agreement.

## ARTICLE III
## REPRESENTATIONS AND WARRANTIES

The Guarantor makes the following representations and warranties to the Beneficiary as of the date of this Guaranty:

Section 3.01. Organization, Power and Authority. The Guarantor (a) is a corporation duly formed, organized, created or incorporated, and validly existing and in good standing, under the laws of the Applicable Jurisdiction set forth on **Schedule 3.01** and (b) has the corporate, limited liability company, limited partnership or trust power and authority to execute, deliver, and perform its obligations under, this Guaranty.

Section 3.02. Execution, Delivery and Enforceability. The execution and delivery of this Guaranty by the Guarantor has been duly authorized by all requisite corporate, limited liability company, limited partnership or trust action, as applicable. This Guaranty has been duly and validly executed and delivered by the Guarantor. This Guaranty constitutes the Guarantor's legal, valid and binding obligation, enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity.

Section 3.03. Consents and Approvals. The execution, delivery and performance of this Guaranty by the Guarantor does not require the consent or approval of any Person (other than any such irrevocable and unconditional consent or approval that the Guarantor has obtained in writing prior to the execution of this Guaranty), including without limitation under any local, state or federal laws relating to gaming, gambling, games of chance, lotteries, sports books, or similar games (collectively, "**Gaming Laws**"), and will not (a) contravene any provision of law, or any order of any court or other agency of government binding upon the Guarantor or the Guarantor's property, including without limitation any Gaming Laws , (b) contravene, be in conflict with or result in the breach or default of (with due notice or lapse of time or both) the charter, bylaws, operating agreement, partnership agreement or other Organizational Documents of the Guarantor, (c) contravene, be in conflict with, result in the breach or default of (with due notice or lapse of time or both) any indenture, agreement or other instrument binding upon the Guarantor or its property, or (d) result in the creation or imposition of any lien, security interest or restriction upon any property of any of the Guarantor other than those created or imposed in favor of the Beneficiary under this Guaranty.

Section 3.04. Compliance with Legal Requirements. The Guarantor is in compliance with all legal requirements applicable to the Guarantor or its property, business or other activities, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.05. Compliance with Anti-Corruption Requirements. The Guarantor has not taken, directly or indirectly, and to the knowledge of the Guarantor no director, officer, employee, agent or other Person acting on behalf of the Guarantor has taken, directly or indirectly, any action that would result in a violation by such Person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or any other applicable anticorruption law, and the Guarantor has instituted and maintained policies and procedures designed to ensure continued compliance therewith.

Section 3.06. Compliance with OFAC. The Guarantor is not, and to the knowledge of the Guarantor, no director, officer, employee, agent or other Person acting on behalf of the Guarantor is, an individual or entity that is, or that is owned or controlled by Persons that are: (i) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury's Office of Foreign Assets Control ("**OFAC**"), the U.S. Department of State, the United Nations Security Council, the European

Union, Her Majesty's Treasury of the United Kingdom, or other relevant sanctions authority (collectively, "**Sanctions**"); or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, and the Crimea Region of the Ukraine.

Section 3.07. Compliance with USA PATRIOT Act. The Guarantor is not a Person (i) described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of Executive Order 13224 signed on September 23, 2001, as amended, or (ii) that engages in any dealings or transactions with any such Person. The Guarantor is in compliance with the USA PATRIOT Act.

Section 3.08. Adversarial Proceedings. No litigation, arbitration, investigation or administrative proceeding, or other adversarial proceeding, of or before any court, arbitrator or Governmental Authority, bureau or agency is currently pending, and none has been threatened by any Person, (a) with respect to this Guaranty or any transaction, indebtedness, obligation, liability, or other matter contemplated by this Guaranty or any other Transaction Document, or (b) against or affecting the Guarantor or any business or property of the Guarantor.

Section 3.09. Guarantor Benefit. The Guarantor is a direct or indirect, parent of the Borrower and has determined, based on the Guarantor's independent review, that it has received, or will receive, substantial direct or indirect benefit from the loan or loans made, or other credits extended, by the Beneficiary to or for the account of the Borrower under the Transaction Documents, and that it is in the Guarantor's best interest to provide this Guaranty, as requested by the Borrower, for the benefit and security of the Beneficiary, regardless of whether the Guarantor has received, or receives, directly or indirectly, any proceeds of such loans or credits.

Section 3.10. Access to Information Regarding Obligors. The Guarantor acknowledges, represents and warrants to the Beneficiary that the Guarantor has adequate means to obtain from the Borrower and from each other Obligor, on a continuing basis, information concerning the financial and operating condition of the Borrower and each other Obligor, and their compliance with the terms and conditions of the Transaction Documents and the Obligations, and the Guarantor is not relying on the Beneficiary to provide such information either now or in the future. The Beneficiary shall have no present or future duty or obligation, and the Guarantor waives any right to claim or assert any such duty or obligation, to discover or to disclose to the Guarantor any information, financial or otherwise, concerning the Borrower or any other Obligor. Furthermore, the Beneficiary shall have no present or future duty to notify the Guarantor of any Default or Event of Default by the Borrower or any other Obligor, and the fact that the Beneficiary may not have notified the Guarantor of one or more Defaults or Events of Default shall not diminish or otherwise affect the Guarantor's liability to the Beneficiary under this Guaranty. The Guarantor acknowledges and agrees that its liability to the Beneficiary under this Guaranty shall continue regardless of whether the Obligations are guaranteed by any other Person.

Section 3.11. Access to Information Regarding Collateral. The Guarantor acknowledges, represents and warrants to the Beneficiary that the Guarantor has adequate means to obtain from the Borrower and from each other Obligor, on a continuing basis, information concerning the existence and value of any Collateral. The Beneficiary shall have no present or future duty or obligation, and the Guarantor waives any right to claim or assert any such duty or obligation, to discover or to disclose to the Guarantor any information, financial or otherwise, concerning any Collateral. The Guarantor acknowledges and agrees that the Guarantor's liability to the Beneficiary under this Guaranty shall continue regardless of whether the Obligations are secured or unsecured, regardless of the existence of any Collateral or any lien or security interest on or in any Collateral for the Obligations, and regardless of the value of any Collateral.

Section 3.12. No Business In the United States. Guarantor confirms and acknowledges that as of the date of this Guaranty, neither the Guarantor, nor any of its subsidiaries conducts any business in the United States of America.

Section 3.13. Solvency. On the date of this Guaranty the Guarantor is Solvent. The payment and performance of the obligations of the Guarantor hereunder will not cause the Guarantor to exceed its ability to pay its debts as they mature, and this Guaranty is made without any intent to hinder, delay or defraud either present or future creditors, purchasers or other interested Persons.

## ARTICLE IV
## COVENANTS

The Guarantor covenants and agrees as follows for the benefit and security of the Beneficiary:

Section 4.01. Existence. The Guarantor shall do all things necessary to preserve, renew and keep in full force and effect the Guarantor's legal existence in its Applicable Jurisdiction. The Guarantor shall maintain its legal status and qualification to do business in each jurisdiction where it is required to register or qualify to do business, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.02. Records and Access. The Guarantor shall maintain its financial books and records in accordance with generally accepted accounting principles in the United States. The Beneficiary shall be permitted access to all of the financial books and records of the Guarantor at the Guarantor's place or places of business during normal business hours and shall be permitted to make and keep copies, at Guarantor's expense, of such books and records as the Beneficiary may request.

Section 4.03. Ownership and Management Information. Promptly upon the Beneficiary's requests from time to time, the Guarantor shall provide to the Beneficiary such information as the Beneficiary may request regarding (i) the owners of the Borrower and the Guarantor, (ii) the Borrower's and the Guarantor's directors, managers, general partners and other Persons with positions comparable to those of a director of a corporation, or a manager of a limited liability company, or a general partner of a partnership, as the case may be, and (iii) the Borrower's and the Guarantor's officers and any other Persons with positions comparable to those of an officer of a corporation.

Section 4.04. Other Information. Promptly upon the Beneficiary's requests from time to time, the Guarantor shall furnish to the Beneficiary such information as the Beneficiary may request regarding (i) the Guarantor and the Guarantor's property, including, for example, the Guarantor's deposit accounts, securities accounts, commodity accounts, and other financial assets, and (ii) any of the Guarantor's subsidiaries.

Section 4.05. Taxes. The Guarantor shall file, or cause to be filed, when due all tax returns and reports which are required to be filed by the Guarantor. The Guarantor shall pay and discharge promptly, on or before the date due, all taxes, assessments, charges, and other impositions imposed by the Governmental Authority on the Guarantor or on any property of the Guarantor; provided that the Guarantor shall not be required to pay such taxes, assessments, charges or other impositions by any Governmental Authority that are being contested by the Guarantor in good faith by appropriate proceedings if (i) the Guarantor shall have set aside on their books adequate reserves as required by generally accepted accounting principles in the United States with respect to each such tax, assessment, charge or imposition being so contested, (ii) the nonpayment of such taxes, assessments, charges or impositions does not create or result in a lien on, or impair the value of, any Collateral, and (iii) no Default or Event of Default shall have occurred and be continuing.

Section 4.06. Transaction Document Compliance. To the extent that any affirmative covenant, negative covenant or other provision in any Transaction Document applies by its terms to the Guarantor due to the Guarantor being an Obligor or an owner, subsidiary, affiliate or creditor of an Obligor, or by virtue of the Guarantor being a guarantor of the Obligations, the Guarantor covenants and agrees that it is bound by, and shall comply with such affirmative covenants, negative covenants and other provisions, even if the Guarantor is not a party to the Transaction Document and is not specifically referred to by name in such affirmative covenants, negative covenants or other provisions, and even though such affirmative covenants, negative covenants or other provisions are not set forth in this Guaranty.

Section 4.07. Compliance with Legal Requirements. The Guarantor shall comply with all legal requirements applicable to the Guarantor or its property, business or other activities, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.08. Notice of Default or Event of Default. Within two (2) Business Days after the occurrence of any Default or Event of Default the Guarantor shall give the Beneficiary written notice thereof.

## ARTICLE V
## EVENTS OF DEFAULT

Section 5.01. Events of Default. Each of the following events, occurrences or circumstances shall be an "**Event of Default**" under this Guaranty:

(a) if any payment of principal or interest of the Obligations, or if any payment of any fee, charge, royalty, premium, cost, expense, price, rent or other amount of the Obligations, is not made when due; provided that (i) if a Transaction Document expressly provides for the Beneficiary to give the Borrower or the Guarantor notice of such nonpayment, such notice shall have been given and (ii) if a Transaction Document expressly provides for a grace or cure period for such nonpayment, such nonpayment shall have continued uncured beyond the grace or cure period expressly provided in such Transaction Document;

(b) the occurrence of a breach, default or event of default, or other failure to perform, by the Borrower, the Guarantor or any other Obligor, not within the scope of preceding clause (a), under any Transaction Document; provided that (i) if such Transaction Document expressly provides for the Beneficiary to give the Borrower or the Guarantor notice of such breach, default, event of default or failure, such notice shall have been given, and (ii) if such Transaction Document expressly provides for a grace or cure period for such breach, default, event of default or failure, such breach, default, event of default or failure shall have continued uncured beyond the grace or cure period expressly provided in such Transaction Document;

(c) if any confirmation, representation or warranty made by the Guarantor in this Guaranty, or made by the Guarantor or any other Obligor in any other Transaction Document, is breached in any material respect or is materially false or misleading;

(d) if any written statement (including any financial statement or tax return) of the Guarantor or any other Obligor, or any other report, certificate, or information, provided to the Beneficiary by or on behalf of the Guarantor or any other Obligor (i) as a part of any request or application for a loan or other credit, (ii) as a condition or requirement of or under any Transaction Document or any Obligations, or (iii) to induce the Beneficiary to take or refrain from taking any action, is incomplete in any material respect or is materially false or misleading;

(e) if the Guarantor shall breach, default under, or fail to comply with, (i) any of its payment obligations, performance obligations, or other obligations under Article II of this Guaranty or (ii) any material representation, warranty, covenant, agreement or other provision of this Guaranty;

(f) if the Guarantor fails to pay when due any obligation, indebtedness or liability (other than the Obligations) owed to any Person, or breaches, defaults or fails to comply with any other term, representation, warranty, covenant, condition or other provision applicable to such obligations, indebtedness or liability, and (i) such obligation, indebtedness or liability shall have matured or (ii) the occurrence of any such failure, breach, or default would entitle the holder of such obligation, indebtedness or liability to accelerate such obligation, indebtedness or liability or exercise any remedy with respect thereto;

(h) the commencement of any proceeding against, or the occurrence of any seizure, repossession, or other taking possession of, the Guarantor's property or any rights therein by any Person by any action or means, including condemnation, forfeiture, seizure, levy, distraint, replevin or self-help; or

(i) the occurrence of a Bankruptcy Event of Default with respect to the Guarantor or any other Obligor; or

(j) any "Event of Default" under the Facility Agreement.

## ARTICLE VI
## ACCELERATION OF OBLIGATIONS

Section 6.01. Acceleration. Upon the occurrence of any Event of Default, the Beneficiary may, at the Beneficiary's option and in the Beneficiary's discretion, and without prior notice to or demand upon the Guarantor, but with written notice to Guarantor, accelerate some or all of the Obligations, and upon such acceleration, all such Obligations as shall have been accelerated shall be immediately due and payable. Notwithstanding the foregoing, immediately upon any Bankruptcy Event of Default, and without notice to or demand upon the Guarantor or any action by the Beneficiary, the Obligations shall be accelerated and all of the Obligations shall be immediately due and payable. Nothing in this Guaranty shall be construed as modifying or limiting, or as prohibiting or restricting the Beneficiary from exercising, any right to demand immediate payment of any Obligations then due and payable or payable on demand.

## ARTICLE VII
## REMEDIES

Section 7.01. Remedies. Upon and after the occurrence of any Event of Default, the Beneficiary shall have all of the rights and remedies available under this Guaranty and the other Transaction Documents, and such rights and remedies as may be available to the Beneficiary at law and in equity.

Section 7.02. Remedies Cumulative. The Beneficiary's rights and remedies under this Guaranty are cumulative and not exclusive of any rights or remedies as the Beneficiary would otherwise have and may be exercised simultaneously. No failure or delay on the part of the Beneficiary in exercising any right, power or privilege under this Guaranty or under any other Transaction Document, and no course of dealing between the Guarantor or any other Obligor or other Person and the Beneficiary, shall operate as a waiver of any of the Beneficiary's rights, powers or privileges under this Guaranty or under any other Transaction Document; nor shall any single or partial exercise of any right, power or privilege under this Guaranty or any other Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice or demand on the Guarantor in any

circumstance shall entitle the Guarantor or any other Obligor or any other Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Beneficiary to any other or further action in any circumstances without notice or demand.

## ARTICLE VIII
## GENERAL PROVISIONS

Section 8.01. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by e-mail. The addresses and email addresses for such communications shall be:

| | |
|---|---|
| If to the Guarantor, to: | [__] |
| If to the Beneficiary: | UNICREDIT BANK SERBIA JSC BELGRADE, Rajićeva no. 27 – 29, 11000 Belgrade, Republic of Serbia; emails: Stefan.GOLUBOVIC@unicreditgroup.rs; Mirjana.Dragasevic@unicreditgroup.rs; |

or at such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated upon sending the e-mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by e-mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively. Notwithstanding the aforesaid procedures, any notice, request or demand upon the Guarantor in fact received by the Guarantor shall be sufficient notice or demand as to the Guarantor.

Section 8.02. Term. This Guaranty may not be cancelled, terminated, repudiated or rescinded by the Guarantor for any reason. This Guaranty shall commence with the date of this Guaranty and shall continue in full force and effect and be binding upon the Guarantor until all Obligations guaranteed under this Guaranty shall have been fully paid and satisfied (such that there are no outstanding Obligations), and there is no commitment on the part of the Beneficiary to make advances, incur obligations or otherwise give value to the Borrower or the Guarantor, and the Beneficiary shall have given the Guarantor written notice of the termination of this Guaranty (excluding provisions that by their terms survive termination of this Guaranty). The Beneficiary shall not be obligated to give the Guarantor written notice of the termination of this Guaranty until all of the Obligations have been fully paid and satisfied (such that there are no outstanding Obligations), there is no commitment on the part of the Beneficiary to make an advance, incur an obligation or otherwise give value, to the Borrower or the Guarantor, and the Guarantor shall have given the Beneficiary a written demand requesting termination of this Guaranty.

Section 8.03. Reinstatement. Notwithstanding anything to the contrary in this Guaranty or any other Transaction Document, if any amount received by the Beneficiary from the Borrower or any other Obligor or other Person and applied to the Obligations, or applied to any indebtedness, obligations or liabilities of the Borrower or any other Obligor under the Transaction Documents, is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or if any proceeds of any Collateral or of any other security are required to be returned by the Beneficiary to any Obligor, its estate, trustee, receiver, or any other party, under any bankruptcy law,

state or federal law, common law or in equity, then to the extent of such payment, repayment, refund, or return, this Guaranty shall remain in full force and effect, as fully as if such payment had never been made or, if prior to such payment, repayment, refund or return this Guaranty shall have been released or terminated, this Guaranty shall be reinstated in full force and effect, and such prior release or termination shall not diminish, release, discharge, impair or otherwise affect this Guaranty in respect of the amount of such payment, repayment, refund or return.

Section 8.04. Beneficiary's Right to Release Obligors. The Beneficiary from time to time may take or release other security, may release any party primarily or secondarily liable for any Obligations or other indebtedness to the Beneficiary, may grant extensions, renewals or indulgences with respect to such Obligations or other indebtedness and may apply any other security therefor held by the Beneficiary to the satisfaction of such Obligations or other indebtedness, all without any obligation to give the Guarantor notice of any thereof, and all without prejudice to any of the Beneficiary's rights under this Guaranty. Furthermore, the Beneficiary from time to time may enter into amendments of Transaction Documents with any party or parties primarily or secondarily liable for the Obligations, without any obligation to give the Guarantor notice thereof, and without prejudice to any of the Beneficiary's rights under this Guaranty regardless of whether the Guarantor is a party to or consents to such amendments.

Section 8.05. Marshaling. The Beneficiary shall not be required to marshal any present or future collateral security for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, the Guarantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Beneficiary's rights under this Guaranty or under any other agreement, document or instrument creating, evidencing, guarantying, or securing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Guarantor hereby waives the benefit of all such laws.

Section 8.06. Amendments. This Guaranty shall not be amended, modified, changed, waived, discharged or terminated, nor shall any consent be given under this Guaranty, unless such amendment, modification, change, waiver, discharge, termination or consent is in writing and signed by the Beneficiary and the Guarantor.

Section 8.07. Successors and Assigns. This Guaranty shall be binding upon the Guarantor and its successors and assigns, and shall inure, together with the rights and remedies of the Beneficiary hereunder, to the benefit of the Beneficiary and the Beneficiary's successors, transferees and assigns. This Guaranty may not be assigned by the Guarantor without the prior written consent of the Beneficiary.

Section 8.08. Additional Assignors. It is understood and agreed that any additional guarantor that desires to become an assignor hereunder, or is required to execute a counterpart of this Guaranty after the date hereof pursuant to the respective Transaction Documents, shall become an assignor hereunder (x) by executing a counterpart hereof and delivering same to the Beneficiary, or by executing a joinder to this Guaranty, and (y) taking all actions as specified in this Guaranty as would have been taken by such assignor had it been an original party to this Guaranty, in each case with all documents required above to be delivered to the Beneficiary and with all documents and actions required above to be taken to the reasonable satisfaction of the Beneficiary.

Section 8.09. Severability. If any provision of this Guaranty is determined to be prohibited by, or unenforceable under, the laws of any jurisdiction, it shall, in that jurisdiction, be ineffective only to the extent of such prohibition or unenforceability. Such prohibition or unenforceability will not invalidate the remaining provisions of this Guaranty, nor shall it affect the validity or enforceability of such provision in

any other jurisdiction. To the fullest extent permitted by law, the Guarantor waives any legal provision that could render any part of this Guaranty prohibited or unenforceable. Should any provision of this Guaranty be found prohibited or unenforceable, the parties shall engage in good faith negotiations to amend such provision to ensure enforceability while preserving, to the maximum extent permitted by law, its original intent. If amendment is not feasible, the parties shall endeavor to replace the affected provision with a new one that closely mirrors the original provision's legal and economic intent, while conforming to applicable law. This process of amendment or replacement will not compromise the enforceability of the remaining provisions of this Guaranty.

Section 8.10. Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or in electronic (for example, "**.pdf**" or "**tif**") format by email or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty. Signature pages may be detached from separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. In making proof of this Guaranty, it shall not be necessary to produce more than one counterpart of this executed Guaranty.

Section 8.11. Electronic Signatures. The words "**execution,**" "**signed,**" "**signature,**" and words of like import in this Guaranty shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 8.12. Entire Agreement. This Guaranty, the other Transaction Documents, and any other document executed and delivered by the Parties with this Guaranty or the other Transaction Documents are a complete and exclusive expression of all the terms of the matters expressed therein, and all prior agreements, statements, and representations, whether written or oral, which relate thereto in any way are hereby superseded and shall be given no force and effect.

Section 8.13. No Third Party Benefit. The terms and provisions of this Guaranty are for the benefit of the Beneficiary, and its successors and assigns, and no third party shall have any right or cause of action on account hereof.

Section 8.14. Waiver of Special and Punitive Damages. The Guarantor hereby waives to the fullest extent permitted by law all claims to special, indirect, consequential, exemplary and punitive damages in any lawsuit or other legal action brought by the Guarantor against the Beneficiary, or any of its or their shareholders, members, partners, directors, managers, trustees, officers, employees, agents or advisors, in respect of any claim arising under this Guaranty, the other Transaction Documents, or any other agreement between the Beneficiary and the Guarantor at any time, including any such agreements, whether written or oral, made or alleged to have been made at any time prior to the date hereof, and all agreements made hereafter or otherwise, or in respect of any claims arising under common law or under any statute of any state or the United States, whether any such claims be now existing or hereafter arising, now known or unknown. In making this waiver, the Guarantor acknowledges and agrees that they shall not make any claim for special, indirect, consequential, exemplary or punitive damages against the Beneficiary or any of its shareholders, members, partners, directors, managers, trustees, officers, employees, agents or advisors.

Section 8.15. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event of any ambiguity or question of intent or

interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

Section 8.16. No Conditions Precedent. The Guarantor acknowledges that no unsatisfied conditions precedent to the effectiveness and enforceability of this Guaranty exist as of the date of the execution of this Guaranty and that the effectiveness and enforceability of this Guaranty is not in any way conditioned or contingent upon any event, occurrence, or happening, or upon any condition existing or coming into existence either before or after the execution of this Guaranty, including, but not limited to, the guaranty of the Borrower's obligations by any other Person.

Section 8.17. Waiver of Subrogation. The Guarantor agrees that the Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security, if any, for the Obligations, so long as any amounts payable to the Beneficiary in respect of the Obligations shall remain outstanding. The Guarantor further agrees that the Guarantor shall have no right of contribution nor any other recourse against any other Obligor so long as any amount payable to the Beneficiary in respect of the Obligations shall remain outstanding.

Section 8.18. Further Assurances. The Guarantor shall execute and deliver to the Beneficiary such further assurances and take such other further actions as the Beneficiary may from time to time request to further the intent and purpose of this Guaranty and the other Transaction Documents and to maintain and protect the rights and remedies intended to be created in favor of the Beneficiary under this Guaranty and the other Transaction Documents.

Section 8.19. Representation by Counsel. The Guarantor acknowledges that it is and has been represented by counsel of their choice in connection with the negotiation, preparation, review, authorization, execution and delivery of this Guaranty and any other instruments, agreements or matters relating to this Guaranty.

Section 8.20. Choice of Law, Venue, Jury Trial Waiver and Judicial Reference.

(a) Governing Law. This Guaranty and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the "**Governing Jurisdiction**") (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b) Jurisdiction; Venue; Service.

(i) The Guarantor hereby irrevocably consents to the exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii) The Guarantor agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Beneficiary or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The Guarantor waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii) Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Guarantor against the Beneficiary arising out of or based upon this Guaranty or any matter relating to this Guaranty, or any other Transaction Document, or any Obligations, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Guarantor shall not file any counterclaim against the Beneficiary in any suit, claim, action, litigation or proceeding brought by the Beneficiary against the Guarantor in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Beneficiary brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Beneficiary against the Guarantor. The Guarantor agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Guarantor against the Beneficiary in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Guarantor irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Beneficiary arising out of or based upon this Guaranty or any matter relating to this Guaranty, or any other Transaction Document, or any Obligations, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Guarantor and the Beneficiary agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iv) The Guarantor and the Beneficiary irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Guaranty, such service to become effective thirty (30) days after the date of mailing.

(v) Nothing herein shall affect the right of the Beneficiary to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Guarantor or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c) **Waiver of Jury Trial. THE GUARANTOR AND THE BENEFICIARY MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS GUARANTY OR ANY MATTER RELATING TO THIS GUARANTY, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY OBLIGATIONS, OR ANY CONTEMPLATED TRANSACTION. THE GUARANTOR AND THE BENEFICIARY ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE GUARANTOR AND THE BENEFICIARY EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE GUARANTOR AND THE BENEFICIARY AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.**

[The signature page follows. The remainder of this page is blank.]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned Guarantor and the Beneficiary execute this Guaranty as of the date first above written.

**GUARANTOR:**

**Golden Matrix Group, Inc.**

By: ______________________
Name: Anthony Brian Goodman
Title: CEO & President

**BENEFICIARY:**

[Signature Page to Guaranty Agreement]

**Schedule 3.01**

**Organization**

| Guarantor | Type of Entity | Jurisdiction of Organization |
| --- | --- | --- |
| Golden Matrix Group, Inc. | Corporation | Nevada |